For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Jeff Miller - Vice President, Investor Relations	216-896-2708
jeffrey.miller@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2023 Fourth Quarter and Full Year Results and Issues Guidance for Fiscal 2024

Fiscal 2023 Fourth Quarter Highlights:
- Sales increased 22% to a record of $5.1 billion; organic sales increased 6%
- Total segment operating margin was 22.1%, or a record 24.0% adjusted
- EPS were $5.44, or a record of $6.08 adjusted
- Debt reduction of $846 million in the quarter

Fiscal 2023 Full Year Highlights:
- Sales increased 20% to a record of $19.1 billion; organic sales increased 11%
- Total segment operating margin was 19.1%, or a record 22.9% adjusted
- EPS were $16.04, or a record of $21.55 adjusted

Fiscal 2024 Outlook:
- Total sales growth in the range of 3% to 6%
- Total segment operating margin in the range of 19.7% to 20.1%, or 23.0% to 23.4% adjusted
- Earnings per share in the range of $18.05 to $19.05, or $21.90 to $22.90 adjusted

CLEVELAND, August 3, 2023 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2023 fourth quarter ended June 30, 2023. Fiscal 2023 fourth quarter sales were a record at $5.1 billion, an increase of 22%, compared with $4.2 billion in the fourth quarter of fiscal 2022. Net income was $709.0 million compared with $128.8 million in the prior year quarter. Adjusted net income was $791.4 million, an increase of 18% compared with $671.5 million in the fourth quarter of fiscal 2022. Earnings per share were $5.44 compared with $0.99 in the fourth quarter of fiscal 2022. Adjusted earnings per share increased 18% to a record of $6.08 compared with $5.16 in the prior year quarter.

For the full year, fiscal 2023 sales were a record at $19.1 billion, an increase of 20%, compared with $15.9 billion in fiscal 2022. Fiscal 2023 net income was $2.1 billion compared with $1.3 billion in fiscal 2022. Fiscal 2023 adjusted net income was a record at $2.8 billion compared with $2.4 billion in the prior year. Fiscal 2023 earnings per share were $16.04 compared with $10.09 in fiscal 2022. On an adjusted basis, fiscal 2023 full year earnings per share increased 15% to a record of $21.55 compared with $18.72 in the prior year. Fiscal 2023 cash flow from operations increased 22% to $3.0 billion, or 15.6% of sales compared with $2.4 billion, or 15.4% of sales, in the prior year. A reconciliation of non-GAAP measures is included in the financial tables of this press release and includes various expenses associated with the completion of the acquisition and divestitures during fiscal 2023.

“Our fourth quarter performance represents a strong finish to an outstanding year in which our global team continued to deliver great results,” said Chief Executive Officer Jenny Parmentier. “In the quarter, we achieved records for sales, adjusted segment operating margin, adjusted earnings per share and had strong cash flow generation. Of note was the strength of our aerospace business, which achieved substantial growth in sales and segment operating income. Fiscal 2023 was a record year highlighted by ongoing operational improvements and the continued transformation of our portfolio through the acquisition of Meggitt.”

Segment Results
Diversified Industrial Segment: North American fourth quarter sales increased 10% to $2.3 billion and operating income was $490.8 million compared with $430.1 million in the same period a year ago. On an adjusted basis, North American operating income was $540.6 million, or 23.5% of sales, a 60 basis point increase compared with the fourth quarter of fiscal 2022. International fourth quarter sales increased 6% to $1.5 billion and operating income was $309.4 million compared with $296.8 million in the same period a year ago. On an adjusted basis, International operating income was $352.1 million, or 23.3% of sales, a 90 basis point increase compared with the prior year quarter.

Aerospace Systems Segment: Fourth quarter sales increased 90% to $1.3 billion and operating income was $327.6 million compared with $149.4 million in the same period a year ago. On an adjusted basis, operating income was $331.4 million, or 25.8% of sales, a 160 basis point increase compared with the prior year quarter.

Orders
The company reported the following orders for the quarter ending June 30, 2023, compared with the same quarter a year ago:
· Orders increased 3% for total Parker
· Orders decreased 8% in the Diversified Industrial North America businesses
· Orders decreased 1% in the Diversified Industrial International businesses
· Orders increased 28% in the Aerospace Systems Segment on a rolling 12-month average basis.

Outlook
Parker announced its outlook for the fiscal year ending June 30, 2024. The company expects total sales growth in fiscal 2024 to be in the range of 3% to 6%; total segment operating margin in the range of 19.7% to 20.1%, or 23.0% to 23.4% on an adjusted basis; and earnings per share in the range of $18.05 to $19.05, or $21.90 to $22.90 on an adjusted basis. Reconciliations of forecasted segment operating margin to adjusted forecasted segment operating margin and forecasted earnings per share to adjusted forecasted earnings per share are included in the financial tables of this press release.

Parmentier added, “We enter fiscal 2024 on a great foundation with opportunities to accelerate our performance through execution of the Win StrategyTM 3.0, Parker's business system. Our fiscal 2024 guidance reflects continued progress toward our fiscal 2027 financial targets. Our confidence in reaching those targets is supported by the strength of our portfolio, synergies from the integration of Meggitt, and secular growth trends. These drivers will continue to accelerate our top quartile performance. Parker has a very bright future.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's webcast to discuss its fiscal 2023 fourth quarter and full year results are available to all interested parties via live webcast today at 11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 67 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Reclassification
Effective July 1, 2022, the company began classifying certain expenses, previously classified as cost of sales, as selling, general and administrative expenses (“SG&A”) or within other (income) expense, net. During the integration of recently acquired businesses, the company has seen diversity in practice of the classifications of certain expenses, and the reclassification was made to better align the presentation of expenses on the Consolidated Statement of Income with management’s internal reporting. The expenses reclassified from cost of sales to SG&A relate to certain administrative activities conducted in production facilities and research and development. Foreign currency transaction expense was also reclassified from cost of sales to other (income) expense, net on the Consolidated

Statement of Income. These reclassifications had no impact on net income, earnings per share, cash flows, segment reporting or the financial position of the Company and were retrospectively applied to all periods presented in the financial tables of this press release.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. Beginning in the third quarter of fiscal 2023, all comparisons include acquisitions in both the numerator and denominator and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are rolling 12-month average computations.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margins; (d) adjusted segment operating income; and (e) organic sales growth. The adjusted net income, earnings per share, segment operating margin, segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from past performance or current expectations.

Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt PLC; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and changes; compliance costs associated with environmental laws and regulations; potential supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and efforts to combat terrorism and cyber security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; local and global political and competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates (including fluctuations associated with any potential credit rating decline) and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in consumer habits and preferences; government actions, including the impact of changes in the tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretation thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and other periodic filings made with the SEC.

###

PARKER HANNIFIN CORPORATION - JUNE 30, 2023				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands, except per share amounts)	2023	2022*	2023	2022*
Net sales	$5,095,943	$4,187,832	$19,065,194	$15,861,608
Cost of sales	3,262,860	2,768,925	12,635,892	10,550,309
Selling, general and administrative expenses	834,940	650,956	3,354,103	2,504,061
Interest expense	157,176	71,270	573,894	255,252
Other (income) expense, net	(62,228)	578,513	(178,359)	937,760
Income before income taxes	903,195	118,168	2,679,664	1,614,226
Income taxes	194,117	(10,738)	596,128	298,040
Net income	709,078	128,906	2,083,536	1,316,186
Less: Noncontrolling interests	122	75	600	581
Net income attributable to common shareholders	$708,956	$128,831	$2,082,936	$1,315,605

*Prior period amounts have been reclassified to reflect the income statement reclassification, as described in the attached press release.

Earnings per share attributable to common shareholders:
Basic earnings per share	$5.52	$1.00	$16.23	$10.24
Diluted earnings per share	$5.44	$0.99	$16.04	$10.09

Average shares outstanding during period - Basic	128,440,007	128,510,429	128,367,842	128,539,387
Average shares outstanding during period - Diluted	130,222,542	130,172,735	129,822,085	130,355,943

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Amounts in dollars)	2023	2022	2023	2022
Cash dividends per common share	$1.48	$1.33	$5.47	$4.42

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022
Sales growth - as reported	21.7%	5.8%	20.2%	10.6%
Adjustments:
Acquisitions	16.3%	—%	13.1%	—%
Divestitures	(0.6)%	—%	(0.4)%	—%
Currency	(0.4)%	(4.2)%	(3.0)%	(1.7)%
Organic sales growth	6.4%	10.0%	10.5%	12.3%

PARKER HANNIFIN CORPORATION - JUNE 30, 2023				Exhibit 99.1
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Net income attributable to common shareholders	$708,956	$128,831	$2,082,936	$1,315,605
Adjustments:
Acquired intangible asset amortization expense	126,296	77,073	500,713	314,450
Business realignment charges	9,226	4,946	26,706	14,757
Integration costs to achieve	18,786	1,824	95,439	4,766
Acquisition-related expenses	2,754	11,662	166,294	95,727
Loss on deal-contingent forward contracts	—	619,061	389,992	1,015,426
Net gain on divestitures	—	—	(362,003)	—
Amortization of inventory step-up to fair value	(57,992)	—	109,981	—
Russia liquidation	—	—	—	20,057
Meggitt early debt retirement	9,999	—	9,999	—
Tax effect of adjustments[1]	(26,613)	(171,921)	(222,379)	(340,258)
Adjusted net income attributable to common shareholders	$791,412	$671,476	$2,797,678	$2,440,530

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Amounts in dollars)	2023	2022	2023	2022
Earnings per diluted share	$5.44	$0.99	$16.04	$10.09
Adjustments:
Acquired intangible asset amortization expense	0.97	0.59	3.85	2.41
Business realignment charges	0.07	0.04	0.20	0.11
Integration costs to achieve	0.14	0.01	0.73	0.04
Acquisition-related expenses	0.02	0.09	1.29	0.74
Loss on deal-contingent forward contracts	—	4.76	3.00	7.79
Net gain on divestitures	—	—	(2.78)	—
Amortization of inventory step-up to fair value	(0.45)	—	0.84	—
Russia liquidation	—	—	—	0.15
Meggitt early debt retirement	0.08	—	0.08	—
Tax effect of adjustments[1]	(0.19)	(1.32)	(1.70)	(2.61)
Adjusted earnings per diluted share	$6.08	$5.16	$21.55	$18.72

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - JUNE 30, 2023				Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Net sales
Diversified Industrial:
North America	$2,301,159	$2,087,696	$8,916,194	$7,703,150
International	1,512,272	1,423,924	5,789,499	5,638,896
Aerospace Systems	1,282,512	676,212	4,359,501	2,519,562
Total net sales	$5,095,943	$4,187,832	$19,065,194	$15,861,608
Segment operating income
Diversified Industrial:
North America	$490,823	$430,142	$1,853,079	$1,515,259
International	309,373	296,838	1,218,331	1,178,044
Aerospace Systems	327,595	149,368	562,444	501,431
Total segment operating income	1,127,791	876,348	3,633,854	3,194,734
Corporate general and administrative expenses	83,336	70,635	229,677	219,699
Income before interest expense and other expense	1,044,455	805,713	3,404,177	2,975,035
Interest expense	157,176	71,270	573,894	255,252
Other (income) expense, net	(15,916)	616,275	150,619	1,105,557
Income before income taxes	$903,195	$118,168	$2,679,664	$1,614,226

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Diversified Industrial North America sales	$2,301,159	$2,087,696	$8,916,194	$7,703,150

Diversified Industrial North America operating income	$490,823	$430,142	$1,853,079	$1,515,259
Adjustments:
Acquired intangible asset amortization	47,138	46,630	181,954	188,325
Business realignment charges	1,792	670	4,024	2,638
Integration costs to achieve	877	214	4,636	1,171
Adjusted Diversified Industrial North America operating income	$540,630	$477,656	$2,043,693	$1,707,393

Diversified Industrial North America operating margin	21.3%	20.6%	20.8%	19.7%
Adjusted Diversified Industrial North America operating margin	23.5%	22.9%	22.9%	22.2%

PARKER HANNIFIN CORPORATION - JUNE 30, 2023				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Diversified Industrial International sales	$1,512,272	$1,423,924	$5,789,499	$5,638,896

Diversified Industrial International operating income	$309,373	$296,838	$1,218,331	$1,178,044
Adjustments:
Acquired intangible asset amortization	34,935	17,701	85,825	75,105
Business realignment charges	7,385	4,282	19,617	11,149
Integration costs to achieve	358	433	3,875	2,418
Russia liquidation	—	—	—	6,257
Adjusted Diversified Industrial International operating income	$352,051	$319,254	$1,327,648	$1,272,973

Diversified Industrial International operating margin	20.5%	20.8%	21.0%	20.9%
Adjusted Diversified Industrial International operating margin	23.3%	22.4%	22.9%	22.6%

(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Aerospace Systems sales	$1,282,512	$676,212	$4,359,501	$2,519,562

Aerospace Systems operating income	$327,595	$149,368	$562,444	$501,431
Adjustments:
Acquired intangible asset amortization	44,223	12,742	232,934	51,020
Business realignment charges	49	54	3,065	967
Integration costs to achieve	17,551	1,177	86,928	1,177
Amortization of inventory step-up to fair value	(57,992)	—	109,981	—
Russia liquidation	—	—	—	6,570
Adjusted Aerospace Systems operating income	$331,426	$163,341	$995,352	$561,165

Aerospace Systems operating margin	25.5%	22.1%	12.9%	19.9%
Adjusted Aerospace Systems operating margin	25.8%	24.2%	22.8%	22.3%

PARKER HANNIFIN CORPORATION - JUNE 30, 2023				Exhibit 99.1
RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Total net sales	$5,095,943	$4,187,832	$19,065,194	$15,861,608

Total segment operating income	$1,127,791	$876,348	$3,633,854	$3,194,734
Adjustments:
Acquired intangible asset amortization	126,296	77,073	500,713	314,450
Business realignment charges	9,226	5,006	26,706	14,754
Integration costs to achieve	18,786	1,824	95,439	4,766
Amortization of inventory step-up to fair value	(57,992)	—	109,981	—
Russia liquidation	—	—	—	12,827
Adjusted total segment operating income	$1,224,107	$960,251	$4,366,693	$3,541,531

Total segment operating margin	22.1%	20.9%	19.1%	20.1%
Adjusted total segment operating margin	24.0%	22.9%	22.9%	22.3%

PARKER HANNIFIN CORPORATION - JUNE 30, 2023		Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	June 30,	June 30,
(Dollars in thousands)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$475,182	$535,799
Marketable securities and other investments	8,390	27,862
Trade accounts receivable, net	2,827,297	2,341,504
Non-trade and notes receivable	309,167	543,757
Inventories	2,907,879	2,214,553
Prepaid expenses and other	306,314	6,383,169
Total current assets	6,834,229	12,046,644
Property, plant and equipment, net	2,865,030	2,122,758
Deferred income taxes	81,429	110,585
Investments and other assets	1,104,576	788,057
Intangible assets, net	8,450,614	3,135,817
Goodwill	10,628,594	7,740,082
Total assets	$29,964,472	$25,943,943

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$3,763,175	$1,724,310
Accounts payable, trade	2,050,934	1,731,925
Accrued payrolls and other compensation	651,319	470,132
Accrued domestic and foreign taxes	374,571	250,292
Other accrued liabilities	895,371	1,682,659
Total current liabilities	7,735,370	5,859,318
Long-term debt	8,796,284	9,755,825
Pensions and other postretirement benefits	551,510	639,939
Deferred income taxes	1,649,674	307,044
Other liabilities	893,355	521,897
Shareholders' equity	10,326,888	8,848,011
Noncontrolling interests	11,391	11,909
Total liabilities and equity	$29,964,472	$25,943,943

PARKER HANNIFIN CORPORATION - JUNE 30, 2023		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Twelve Months Ended June 30,
(Dollars in thousands)	2023	2022
Cash flows from operating activities:
Net income	$2,083,536	$1,316,186
Depreciation and amortization	818,129	571,764
Share incentive plan compensation	142,720	137,093
Gain on sale of businesses	(366,345)	(1,394)
Loss (gain) on disposal of property, plant and equipment	3,819	(5,727)
(Gain) loss on marketable securities	(1,486)	5,131
Gain on investments	(4,690)	(3,972)
Net change in receivables, inventories and trade payables	128,000	(259,876)
Net change in other assets and liabilities	13,211	1,003,270
Other, net	163,036	(320,745)
Net cash provided by operating activities	2,979,930	2,441,730
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2023)	(7,146,110)	—
Capital expenditures	(380,747)	(230,044)
Proceeds from sale of property, plant and equipment	13,244	39,353
Proceeds from sale of businesses	473,207	3,366
Purchases of marketable securities and other investments	(37,791)	(27,895)
Maturities and sales of marketable securities and other investments	56,786	31,809
Payments of deal-contingent forward contracts	(1,405,418)	—
Other	250,017	(235,426)
Net cash used in investing activities	(8,176,812)	(418,837)
Cash flows from financing activities:
Net payments for common stock activity	(293,847)	(457,225)
Net proceeds from debt	40,470	5,001,345
Financing fees paid	(13,605)	(58,629)
Dividends paid	(704,054)	(569,855)
Net cash (used in) provided by financing activities	(971,036)	3,915,636
Effect of exchange rate changes on cash	(4,776)	(23,770)
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,172,694)	5,914,759
Cash, cash equivalents and restricted cash at beginning of year	6,647,876	733,117
Cash, cash equivalents and restricted cash at end of period	$475,182	$6,647,876

PARKER HANNIFIN CORPORATION - JUNE 30, 2023	Exhibit 99.1
RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2024
Forecasted segment operating margin	19.7% to 20.1%
Adjustments:
Business realignment charges	0.4%
Costs to achieve	0.2%
Acquisition-related intangible asset amortization expense	2.8%
Adjusted forecasted segment operating margin	23.0% to 23.4%
*Totals may not foot due to rounding

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2024
Forecasted earnings per diluted share	$18.05 to $19.05
Adjustments:
Business realignment charges	0.54
Costs to achieve	0.27
Acquisition-related intangible asset amortization expense	4.23
Tax effect of adjustments[1]	(1.19)
Adjusted forecasted earnings per diluted share	$21.90 to $22.90

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.